Pricing Supplement dated November 26, 2007
(To the Prospectus dated January 5 ,2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated March 6, 2007)

================================================================================

[RBC LOGO]                               $15,085,000
                                Reverse Convertible Notes, each
                 Linked to the Common Stock of a Single Reference Stock Issuer
                           Senior Global Medium-Term Notes, Series C

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus dated January 5, 2007, the product prospectus supplement dated March 6, 2007 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to forty-two (42) separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes"), some of six months ("Six Month Notes") and some of twelve months ("Twelve Month Notes"). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Pricing Date:                 November 26, 2007

Issuance Date:                November 30, 2007

Deposit Currency              U.S. Dollars

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Three Month Notes:

       Valuation Date:        February 25, 2008

       Maturity Date:         February 29, 2008

       Coupon Payment         The coupon will be paid on the 29th day of each
       Date (s):              month during the term of the note. If that day is
                              not a business day, then the coupon will be paid on the following business day.

Six Month Notes:

       Valuation Date:        May 23, 2008

       Maturity Date:         May 30, 2008

       Coupon Payment         The coupon will be paid on the 30th day of each
       Date (s):              month during the term of the note. If that day is
                              not a business day, then the coupon will be paid on the following business day.

Twelve Month Notes:

       Valuation Date:        November 21, 2008

       Maturity Date:         November 28, 2008

       Coupon Payment         The coupon will be paid on the 28th day of each
       Date (s):              month during the term of the note. If that day is
                              not a business day, then the coupon will be paid on the following business day.

Reference Stock:

 No.  Principal   Reference Stock                    Ticker   Coupon    Strike   Barrier     Term     Monitoring Method     CUSIP
 ---  ---------   ---------------                    ------   ------    ------   -------     ----     -----------------     -----
      Amount                                                   Rate     Price    Price
      ------                                                   ----     -----    -----

427   $1,524,000  Citigroup Inc.                        C      18.55%   $29.80    $22.35   3 month   Close of Trading Day  78008EZK6

428   $1,314,000  Garmin Ltd.                         GRMN     23.00%   $96.71    $67.70   3 month   Close of Trading Day  78008EZL4

429   $80,000     IntercontinentalExchange Inc.        ICE     18.15%  $163.39   $130.71   3 month   Close of Trading Day  78008EZM2

430   $63,000     Nymex Holdings Inc.                  NMX     14.80%  $123.20    $98.56   3 month   Close of Trading Day  78008EZN0

431   $63,000     SanDisk Corporation                 SNDK     18.00%   $35.25    $28.20   3 month   Close of Trading Day  78008EZP5

432   $357,000    Sovereign Bancorp, Inc.              SOV     18.35%   $10.08     $8.06   3 month   Close of Trading Day  78008EZQ3

433   $101,000    Ford Motor Company                    F       9.75%    $7.03     $4.92   3 month   Close of Trading Day  78008EZR1

434   $137,000    Ford Motor Company                    F      17.75%    $7.03     $5.62   3 month   Close of Trading Day  78008EZS9

435   $205,000    OmniVision Technologies, Inc.       OVTI     13.15%   $19.43    $13.60   3 month   Close of Trading Day  78008EZT7

436   $244,000    Force Protection, Inc.              FRPT     23.00%   $12.97     $9.08   3 month   Close of Trading Day  78008EZU4

437   $69,000     Force Protection, Inc.              FRPT     27.65%   $12.97    $10.38   3 month   Close of Trading Day  78008EZV2

438   $529,000    Merrill Lynch & Co., Inc.            MER     18.75%   $51.23    $38.42   3 month   Close of Trading Day  78008EZW0

439   $1,225,000  General Motors Corporation           GM      14.25%   $26.90    $18.83   3 month   Close of Trading Day  78008EZX8

441   $125,000    Excel Maritime Carriers Ltd.         EXM     14.25%   $37.68    $26.38   3 month   Close of Trading Day  78008EZZ3

442   $795,000    The Mosaic Company                   MOS     17.35%   $61.98    $43.39   3 month   Close of Trading Day  78008EA23

444   $21,000     Amazon.com, Inc.                    AMZN     11.30%   $81.30    $60.98   3 month   Close of Trading Day  78008EA49

445   $21,000     Southwestern Energy Company          SWN     12.50%   $49.80    $39.84   3 month   Close of Trading Day  78008EA56

446   $110,000    Advanced Micro Devices, Inc.         AMD     12.25%   $10.27     $8.22   3 month   Close of Trading Day  78008EA72

447   $92,000     Ford Motor Company                    F      14.00%    $7.03     $5.27   3 month   Close of Trading Day  78008EA80

448   $277,000    General Motors Corporation           GM      15.00%   $26.90    $20.18   3 month   Close of Trading Day  78008EA98

449   $85,000     The First Marblehead Corporation     FMD     19.00%   $27.10    $20.33   3 month   Close of Trading Day  78008ED87

452   $242,000    Las Vegas Sands Corp.                LVS     17.25%  $106.97    $69.53   6 month   Close of Trading Day  78008EB30

453   $55,000     Moody's Corporation                  MCO     16.65%   $35.81    $26.86   6 month   Close of Trading Day  78008EB48

454   $230,000    Elan Corporation plc                 ELN     18.05%   $22.18    $15.53   6 month   Close of Trading Day  78008EB55

456   $70,000     Fifth Third Bancorp                 FITB     12.05%   $26.23    $20.98   6 month   Close of Trading Day  78008EB71

457   $415,000    The Goldman Sachs Group, Inc.        GS      12.50%  $207.45   $145.22   6 month   Close of Trading Day  78008EB89

458   $40,000     The Home Depot, Inc.                 HD      11.80%   $27.49    $21.99   6 month   Close of Trading Day  78008EB97

459   $75,000     Wachovia Corporation                 WB      11.60%   $39.07    $31.26   6 month   Close of Trading Day  78008EC21

460   $795,000    Citigroup Inc.                        C      12.90%   $29.80    $23.84   6 month   Close of Trading Day  78008EC39

461   $536,000    Companhia Vale do Rio Doce           RIO     14.00%   $31.00    $18.60   6 month   Close of Trading Day  78008EC54

462   $387,000    General Motors Corporation           GM      14.30%   $26.90    $18.83   6 month   Close of Trading Day  78008EC70

465   $148,000    Whole Foods Market, Inc.            WFMI     13.00%   $40.54    $30.41   6 month   Close of Trading Day  78008ED46

466   $1,100,000  Weyerhaeuser Company                 WY       9.20%   $68.02    $47.61  12 month   Close of Trading Day  78008ED53

467   $25,000     Bucyrus International, Inc.         BUCY     10.00%   $87.69    $52.61  12 month   Close of Trading Day  78008ED61

468   $730,000    iShares(R) MSCI Hong Kong Index Fund EWH     15.00%   $20.38    $16.30   3 month   Close of Trading Day  78008ED79

478   $400,000    SunPower Corporation                SPWR     22.00%  $108.00    $75.60   3 month   Close of Trading Day  78008EF77

479   $400,000    NVIDIA Corporation                  NVDA     21.00%   $29.52    $23.62   3 month   Close of Trading Day  78008EF85

480   $400,000    Energy Conversion Devices Inc.      ENER     21.00%   $25.14    $18.86   3 month   Close of Trading Day  78008EF93

481   $400,000    Intuitive Surgical                  ISRG     18.75%  $283.41   $198.39   6 month   Close of Trading Day  78008EG27

482   $400,000    Yahoo! Inc.                         YHOO     18.50%   $25.22    $20.18   6 month   Close of Trading Day  78008EG35

483   $400,000    National-Oilwell Varco Inc.          NOV     18.75%   $66.91    $50.18   6 month   Close of Trading Day  78008EG43

484   $400,000    Ford Motor Company                    F      13.50%    $7.03     $4.22  12 month   Close of Trading Day  78008EG50

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i) the Final Stock Price is less than the
                                  Initial Stock Price; and

                              (ii)(a) for notes subject to Intra-Day
                                      Monitoring, at any time during the
                                      Monitoring Period, the trading price of
                                      the Reference Stock is less than the
                                      Barrier Price, or

                                  (b) for notes subject to Close of Trading
                                      Day Monitoring, on any day during the
                                      Monitoring Period, the closing price of
                                      the Reference Stock is less than the
                                      Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            As set forth above

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note:                  captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated March
                              6, 2007.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated March 6, 2007 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.

iShares(R) is a registered mark of Barclays Global Investors, N.A. ("BGI"). The Notes are not sponsored, endorsed, sold or promoted by BGI, its affiliate, Barclays Global Advisors ("BGFA"), or the iShares(R) Funds. Neither BGI, BGFA nor the iShares(R) Funds make any representations or warranties to the owner of the Notes or any member of the public regarding the advisability of investing in the Notes. Neither BGI, BGFA nor the iShares(R) Funds shall have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the Notes or in connection with our use of information about the iShares(R) MSCI Hong Kong Index Fund.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                                                      Proceeds to Royal Bank of
                               Price to Public              Agent's Commission                 Canada
                               ---------------              ------------------                 ------
  RevCon 427                         100%                         1.75%                        98.25%
                                  $1,524,000                    $26,670.00                  $1,497,330.00

  RevCon 428                         100%                         1.75%                        98.25%
                                  $1,314,000                    $22,995.00                  $1,291,005.00

  RevCon 429                         100%                         1.50%                        98.50%
                                   $80,000                      $1,200.00                    $78,800.00

  RevCon 430                         100%                         1.75%                        98.25%
                                   $63,000                      $1,102.50                    $61,897.50

  RevCon 431                         100%                         1.25%                        98.75%
                                   $63,000                       $787.50                     $62,212.50

  RevCon 432                         100%                         1.75%                        98.25%
                                   $357,000                     $6,247.50                    $350,752.50

  RevCon 433                         100%                         1.50%                        98.50%
                                   $101,000                     $1,515.00                    $99,485.00

  RevCon 434                         100%                         1.25%                        98.75%
                                   $137,000                     $1,712.50                    $135,287.50

  RevCon 435                         100%                         1.25%                        98.75%
                                   $205,000                     $2,562.50                    $202,437.50

  RevCon 436                         100%                         1.25%                        98.75%
                                   $244,000                     $3,050.00                    $240,950.00

  RevCon 437                         100%                         1.25%                        98.75%
                                   $69,000                       $862.50                     $68,137.50

  RevCon 438                         100%                         1.75%                        98.25%
                                   $529,000                     $9,257.50                    $519,742.50

  RevCon 439                         100%                         1.50%                        98.50%
                                  $1,225,000                    $18,375.00                  $1,206,625.00

  RevCon 441                         100%                         1.25%                        98.75%
                                   $125,000                     $1,562.50                    $123,437.50

  RevCon 442                         100%                         1.75%                        98.25%
                                   $795,000                     $13,912.50                   $781,087.50

  RevCon 444                         100%                         1.75%                        98.25%
                                   $21,000                       $367.50                     $20,632.50

                                       P-4

  RevCon 445                         100%                         1.50%                        98.50%
                                   $21,000                       $315.00                     $20,685.00

  RevCon 446                         100%                         1.50%                        98.50%
                                   $110,000                     $1,650.00                    $108,350.00

  RevCon 447                         100%                         1.25%                        98.75%
                                   $92,000                      $1,150.00                    $90,850.00

  RevCon 448                         100%                         1.75%                        98.25%
                                   $277,000                     $4,847.50                    $272,152.50

  RevCon 449                         100%                         1.50%                        98.50%
                                   $85,000                      $1,275.00                    $83,725.00

  RevCon 452                         100%                         1.75%                        98.25%
                                   $242,000                     $4,235.00                    $237,765.00

  RevCon 453                         100%                         1.50%                        98.50%
                                   $55,000                       $825.00                     $54,175.00

  RevCon 454                         100%                         1.50%                        98.50%
                                   $230,000                     $3,450.00                    $226,550.00

  RevCon 456                         100%                         1.75%                        98.25%
                                   $70,000                      $1,225.00                    $68,775.00

  RevCon 457                         100%                         2.00%                        98.00%
                                   $415,000                     $8,300.00                    $406,700.00

  RevCon 458                         100%                         1.50%                        98.50%
                                   $40,000                       $600.00                     $39,400.00

  RevCon 459                         100%                         2.00%                        98.00%
                                   $75,000                      $1,500.00                    $73,500.00

  RevCon 460                         100%                         1.50%                        98.50%
                                   $795,000                     $11,925.00                   $783,075.00

  RevCon 461                         100%                         1.50%                        98.50%
                                   $536,000                     $8,040.00                    $527,960.00

  RevCon 462                         100%                         1.75%                        98.25%
                                   $387,000                     $6,772.50                    $380,227.50

  RevCon 465                         100%                         1.75%                        98.25%
                                   $148,000                     $2,590.00                    $145,410.00

  RevCon 466                         100%                         2.75%                        97.25%
                                  $1,100,000                    $30,250.00                  $1,069,750.00

  RevCon 467                         100%                         2.00%                        98.00%
                                   $25,000                       $500.00                     $24,500.00

  RevCon 468                         100%                         1.75%                        98.25%
                                   $730,000                     $12,775.00                   $717,225.00

  RevCon 478                         100%                         1.25%                        98.75%
                                   $400,000                     $5,000.00                    $395,000.00

                                      P-5

  RevCon 479                         100%                         1.25%                        98.75%
                                   $400,000                     $5,000.00                    $395,000.00

  RevCon 480                         100%                         1.25%                        98.75%
                                   $400,000                     $5,000.00                    $395,000.00

  RevCon 481                         100%                         1.50%                        98.50%
                                   $400,000                     $6,000.00                    $394,000.00

  RevCon 482                         100%                         1.50%                        98.50%
                                   $400,000                     $6,000.00                    $394,000.00

  RevCon 483                         100%                         1.50%                        98.50%
                                   $400,000                     $6,000.00                    $394,000.00

  RevCon 484                         100%                         2.00%                        98.00%
                                   $400,000                     $8,000.00                    $392,000.00

                         RBC Capital Markets Corporation
                                November 26, 2007

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated March 6, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000342/
     o35159e424b3.htm

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.



Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference

Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.


                                    If the closing           If the closing
                                  market price of the     market price of the
                                    Reference Stock         Reference Stock
                                  does not fall below       falls below the
                                  the Barrier Price on      Barrier Price on
                                   any day during the      any day during the     Hypothetical
                                   Monitoring Period:      Monitoring Period:       Physical
                                                                                    Delivery       Hypothetical
                                     Hypothetical             Hypothetical          Amount as      Cash Delivery
      Hypothetical Final              Payment at               Payment at           Number of        Amount as
   Share Price as Percentage          Maturity as              Maturity as        Shares of the    Percentage of
              of                    Percentage of            Percentage of          Reference      Initial Share
      Initial Share Price          Principal Amount         Principal Amount          Stock            Price
      -------------------          ----------------         ----------------          -----            -----
            200.00%                     100.00%                100.00%                n/a               n/a

            175.00%                     100.00%                100.00%                n/a               n/a

            150.00%                     100.00%                100.00%                n/a               n/a

            125.00%                     100.00%                100.00%                n/a               n/a

            100.00%                     100.00%                100.00%                n/a               n/a

             95.00%                     100.00%            Physical or Cash            10             95.00%
                                                           Delivery Amount

             90.00%                     100.00%            Physical or Cash            10             90.00%
                                                           Delivery Amount

             85.00%                     100.00%            Physical or Cash            10             85.00%
                                                           Delivery Amount

             80.00%                     100.00%            Physical or Cash            10             80.00%
                                                           Delivery Amount

             79.50%                       n/a              Physical or Cash            10             79.50%
                                                           Delivery Amount

             50.00%                       n/a              Physical or Cash            10             50.00%
                                                           Delivery Amount

             25.00%                       n/a              Physical or Cash            10             25.00%
                                                           Delivery Amount

              0.00%                       n/a              Physical or Cash            10              0.00%
                                                           Delivery Amount


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated March 6, 2007.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated March 6, 2007.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated March 6, 2007. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated March 6, 2007.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon (C): 4.15% of each stated interest payment (18.55% in total) will be treated as an interest payment and 14.40% of each stated interest payment (18.55% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GRMN): 4.15% of each stated interest payment (23.00% in total) will be treated as an interest payment and 18.85% of each stated interest payment (23.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ICE): 4.15% of each stated interest payment (18.15% in total) will be treated as an interest payment and 14.00% of each stated interest payment (18.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NMX): 4.15% of each stated interest payment (14.80% in total) will be treated as an interest payment and 10.65% of each stated interest payment (14.80% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SNDK): 4.15% of each stated interest payment (18.00% in total) will be treated as an interest payment and 13.85% of each stated interest payment (18.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SOV): 4.15% of each stated interest payment (18.35% in total) will be treated as an interest payment and 14.20% of each stated interest payment (18.35% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (F): 4.15% of each stated interest payment (9.75% in total) will be treated as an interest payment and 5.60% of each stated interest payment (9.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (F): 4.15% of each stated interest payment (17.75% in total) will be treated as an interest payment and 13.60% of each stated interest payment (17.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (OVTI): 4.15% of each stated interest payment (13.15% in total) will be treated as an interest payment and 9.00% of each stated interest payment (13.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (FRPT): 4.15% of each stated interest payment (23.00% in total) will be treated as an interest payment and 18.85% of each stated interest payment (23.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (FRPT): 4.15% of each stated interest payment (27.65% in total) will be treated as an interest payment and 23.50% of each stated interest payment (27.65% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MER): 4.15% of each stated interest payment (18.75% in total) will be treated as an interest payment and 14.60% of each stated interest payment (18.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM): 4.15% of each stated interest payment (14.25% in total) will be treated as an interest payment and 10.10% of each stated interest payment (14.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (EXM): 4.15% of each stated interest payment (14.25% in total) will be treated as an interest payment and 10.10% of each stated interest payment (14.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MOS): 4.15% of each stated interest payment (17.35% in total) will be treated as an interest payment and 13.20% of each stated interest payment (17.35% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AMZN): 4.15% of each stated interest payment (11.30% in total) will be treated as an interest payment and 7.15% of each stated interest payment (11.30% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SWN): 4.15% of each stated interest payment (12.50% in total) will be treated as an interest payment and 8.35% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AMD): 4.15% of each stated interest payment (12.25% in total) will be treated as an interest payment and 8.10% of each stated interest payment (12.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (F): 4.15% of each stated interest payment (14.00% in total) will be treated as an interest payment and 9.85% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM): 4.15% of each stated interest payment (15.00% in total) will be treated as an interest payment and 10.85% of each stated interest payment (15.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (FMD): 4.15% of each stated interest payment (19.00% in total) will be treated as an interest payment and 14.85% of each stated interest payment (19.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (LVS): 4.15% of each stated interest payment (17.25% in total) will be treated as an interest payment and 13.10% of each stated interest payment (17.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MCO): 4.15% of each stated interest payment (16.65% in total) will be treated as an interest payment and 12.50% of each stated interest payment (16.65% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ELN): 4.15% of each stated interest payment (18.05% in total) will be treated as an interest payment and 13.90% of each stated interest payment (18.05% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (FITB): 4.15% of each stated interest payment (12.05% in total) will be treated as an interest payment and 7.90% of each stated interest payment (12.05% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GS): 4.15% of each stated interest payment (12.50% in total) will be treated as an interest payment and 8.35% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (HD): 4.15% of each stated interest payment (11.80% in total) will be treated as an interest payment and 7.65% of each stated interest payment (11.80% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (WB): 4.15% of each stated interest payment (11.60% in total) will be treated as an interest payment and 7.45% of each stated interest payment (11.60% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (C): 4.15% of each stated interest payment (12.90% in total) will be treated as an interest payment and 8.75% of each stated interest payment (12.90% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (RIO): 4.15% of each stated interest payment (14.00% in total) will be treated as an interest payment and 9.85% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM): 4.15% of each stated interest payment (14.30% in total) will be treated as an interest payment and 10.15% of each stated interest payment (14.30% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (WFMI): 4.15% of each stated interest payment (13.00% in total) will be treated as an interest payment and 8.85% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (WY): 4.21% of each stated interest payment (9.20% in total) will be treated as an interest payment and 4.99% of each stated interest payment (9.20% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BUCY): 4.21% of each stated interest payment (10.00% in total) will be treated as an interest payment and 5.79% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (EWH): 4.15% of each stated interest payment (15.00% in total) will be treated as an interest payment and 10.85% of each stated interest payment (15.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SPWR): 4.15% of each stated interest payment (22.00% in total) will be treated as an interest payment and 17.85% of each stated interest payment (22.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NVDA): 4.15% of each stated interest payment (21.00% in total) will be treated as an interest payment and 16.85% of each stated interest payment (21.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ENER): 4.15% of each stated interest payment (21.00% in total) will be treated as an interest payment and 16.85% of each stated interest payment (21.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ISRG): 4.15% of each stated interest payment (18.75% in total) will be treated as an interest payment and 14.60% of each stated interest payment (18.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (YHOO): 4.15% of each stated interest payment (18.50% in total) will be treated as an interest payment and 14.35% of each stated interest payment (18.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NOV): 4.15% of each stated interest payment (18.75% in total) will be treated as an interest payment and 14.60% of each stated interest payment (18.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (F): 4.21% of each stated interest payment (13.50% in total) will be treated as an interest payment and 9.29% of each stated interest payment (13.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Citigroup Inc. (Citigroup) is a diversified global financial services holding company whose businesses provide a range of financial services to consumer and corporate customers. The Company is a bank holding company. Its segments include Global Consumer Group, Corporate and Investment Banking (CIB), Global Wealth Management and Alternative Investments (AI). Citigroup has more than 200 million customer accounts and does business in more than 100 countries. In May 2007, Citigroup acquired Egg Banking plc, from Prudential PLC. As of May 9, 2007, it held a 56.15% stake in Nikko Cordial Corporation. In May 2007, Citigroup acquired substantially all of the subsidiaries of Grupo Cuscatlan from Corporacion UBC Internacional S.A., the subsidiaries' holding company. In May 2007, CIT Group Inc. acquired the U.S. Business Technology Finance unit of Citigroup. In July 2007, Citigroup acquired Old Lane Partners, L.P. and Old Lane Partners, GP, LLC. In August 2007, it acquired The BISYS Group, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09924.

     o Garmin Ltd. (Garmin) is a worldwide provider of navigation, communications and information devices, most of which are enabled by global positioning system (GPS) technology. The Company designs, develops, manufactures and markets a diverse family of hand-held, portable and fixed-mount, GPS-enabled products and other navigation, communications and information products. Garmin operates in four segments: Marine, Automotive/Mobile, Outdoor/Fitness and Aviation. In November 2006, the Company acquired Dynastream Innovations Inc., a Canadian company specializing in the field of personal monitoring technology. In January 2007, Garmin acquired Digital Cyclone, Inc. and EME TecSat SAS. In July 2007, Garmin completed the acquisition of GPS Gesellschaft fur Professionelle Satellitennavigation mbH, the exclusive distributor of Garmin's consumer products in Germany. GPS Gesellschaft fur Professionelle Satellitennavigation mbH will be renamed as Garmin Deutschland GmbH.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-31983.

     o IntercontinentalExchange, Inc. operates as an electronic global futures and over-the-counter (OTC) marketplace for trading an array of energy products. It also operates as a soft commodities exchange. IntercontinentalExchange offer an integrated electronic platform for side-by-side trading of energy products in both futures and OTC markets. Through its electronic trading platform, the Company's marketplace brings together buyers and sellers of derivative and physical commodities contracts. IntercontinentalExchange also offers open-outcry trading in Board of Trade of the City of New York, Inc.'s (NYBOT) regulated futures and options markets. The Company conducts its OTC business directly and its regulated energy futures business through its wholly owned subsidiary, ICE Futures. It operates in three segments: energy futures, OTC and market data. On January 12, 2007, it acquired NYBOT. In July 2007, the Company acquired ChemConnect, Inc.'s commodity trading business.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32671.

     o NYMEX Holdings, Inc. (NYMEX Holdings) is a provider of financial services to the energy and metals industries. It is engaged in providing clearing and settlement services through its clearinghouse to a range of participants in these industries. The two principal operating subsidiaries of NYMEX Holdings are New York Mercantile Exchange, Inc. (NYMEX Exchange) and Commodity Exchange, Inc. (COMEX). On NYMEX Exchange, customers primarily trade energy futures and options contracts, including contracts for crude oil, natural gas, heating oil and gasoline. On COMEX, customers trade metals futures and options contracts, including contracts for gold, silver, copper and aluminum. In addition, the Company offers soft commodities futures contracts for coffee, sugar, cocoa, cotton and orange juice. NYMEX ClearPort Clearing provides for the clearing of trades in over-the-counter derivatives executed off-exchange that are converted into positions in listed Exchange futures and options.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33149.

     o SanDisk Corporation (SanDisk) designs, develops, markets and manufactures products and solutions in a variety of form factors using its flash memory, controller and firmware technologies. The Company sources the vast majority of its flash memory supply through its significant venture relationships with Toshiba. SanDisk's products are used in a range of consumer electronics devices, such as digital cameras, mobile phones, Universal Serial Bus drives (USB) drives, gaming consoles, Moving Picture Experts Group Layer-3 Audio (MP3) players and other digital devices. Its products are also embedded in a variety of systems for the enterprise, industrial, military and other markets. Flash storage allows data to be stored in a compact format that retains the data for an extended period of time after the power has been turned off. On January 13, 2006, SanDisk acquired Matrix Semiconductor, Inc. On November 19, 2006, the Company acquired msystems, Ltd., an Israeli-based semiconductor company.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-26734.

     o Sovereign Bancorp, Inc. (Sovereign) serves as the holding company for Sovereign Bank. The Company is a financial institution with more than 800 community-banking offices, over 2,000 automated teller machines
          (ATMs) and about 12,500 team members with principal markets in the northeastern United States. Sovereign's business consists of attracting deposits from its network of community banking offices and originating small business and middle market commercial loans, multi-family loans, residential mortgage loans, home equity lines of credit, and auto and other consumer loans in the communities served by those offices. As of December 31, 2006, Sovereign's reportable segments included Mid-Atlantic Banking Division, the New England Banking Division, the Metro New York Banking Division, Shared Services Consumer, Shared Services Commercial and Other. In June 2006, Grupo Santander acquired of 19.8% of the Company. In June 2006, Sovereign acquired Independence Community Bank Corp.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16581.

     o Ford Motor Company (Ford) is a producer of cars and trucks. The Company and its subsidiaries also engage in other businesses, including financing vehicles. Ford operates in two sectors: Automotive and Financial Services. The Automotive sector includes the operations of Ford North America, Ford South America, Ford Europe, Premier Automotive Group, and Ford Asia Pacific and Africa/Mazda segments. The Financial Services sector includes the operations of Ford Motor Credit Company (Ford Credit), which is engaged in vehicle-related financing, leasing, and insurance. During the year ended December 31, 2006, the Company purchased Troller Veiculos Especiais LTDA (Troller), a Brazilian manufacturer of vehicles in the light-duty segment. In February 2007, the Company acquired the Lansvale Holden dealership in the western suburbs of Sydney. In February 2007, Automotive Holdings Group Limited completed the acquisition of the remaining 39.7% interest in Perth Auto Alliance (PAA), from Ford.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03950.

     o OmniVision Technologies, Inc. (OmniVision) designs, develops and markets high-performance and highly integrated semiconductor image sensor devices. The Company's main products, image-sensing devices referred to as CameraChip image sensors, capture images electronically and are used in a number of consumer and commercial mass-market applications. CameraChips image sensors use the complementary metal oxide semiconductor (CMOS) fabrication process. CameraChip image sensors are predominantly single-chip CMOS solutions that integrate a number of distinct functions, including image capturing, image processing, color processing and signal conversion and create fully processed image or video stream. OmniVision also designs and develops software drivers for Microsoft Windows, Linux and Mac OS, as well as for embedded operating systems, such as Windows Embedded, Windows CE, Windows Mobile, Symbian and Palm OS.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-29939.

     o Force Protection, Inc. designs, manufactures and markets blast and ballistics armored vehicles for sale to military customers. The Company's specialty vehicles are protected against landmines, hostile fire and improvised explosive devices referred to as roadside bombs. Force Protection, Inc. produces three blast-protected vehicles: the Buffalo series, the Cougar series and the Cheetah series. The Company's facility, located 10 miles from the Charleston Air Force Base in Ladson, South Carolina, is on a 260-acre campus consisting of three manufacturing buildings with a combined floor area of approximately 452,240 square feet and an additional 90,000 square feet. Force Protection, Inc.'s primary customer is the United States Department of Defense, where it services two principal services, the United States Army and the United States Marine Corps. On December 15, 2006, the Company entered into a joint venture agreement with General Dynamics Land Systems Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33253.

     o Merrill Lynch & Co., Inc. (Merrill Lynch) is a holding company that provides investment, financing, insurance and related services to individuals and institutions on a global basis through its broker, dealer, banking, insurance and other financial services subsidiaries. On September 29, 2006, Merrill Lynch completed the merger of its Merrill Lynch Investment Managers (MLIM) business with BlackRock, Inc. (BlackRock) (the BlackRock merger). The Company owns a 45% voting interest and approximately half of the economic interest of BlackRock. Prior to the BlackRock merger, Merrill Lynch operated in three segments: Global Markets and Investment Banking (GMI), Global Private Client (GPC) and MLIM. Effective with the BlackRock merger, MLIM ceased to exist as a separate business segment. A new business segment, Global Wealth Management (GWM), was created, consisting of GPC and Global Investment Management (GIM). As a result, the Company operates in two segments: GWM and GMI.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07182.

     o General Motors Corporation (GM) is primarily engaged in the worldwide development, production and marketing of cars, trucks and parts. The Company develops, manufactures and markets its vehicles worldwide through its four automotive regions: GM North America, GM Europe, GM Latin America/Africa/Mid-East and GM Asia Pacific. GM's finance and insurance operations are primarily conducted through GMAC LLC (GMAC). GMAC was a wholly owned subsidiary, until November 30, 2006, when GM sold a 51% controlling ownership interest in GMAC. As a result, the Company holds a 49% ownership interest in GMAC, which provides a range of financial services. GM's total worldwide car and truck deliveries were 9.1 million during the year ended December 31, 2006. In January

          2007, Isuzu Motors Limited acquired the 100% stake in a diesel engine development company, which is a joint venture between Isuzu Motors and General Motors Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00043.

     o Excel Maritime Carriers Ltd. (Excel) is a shipping company. The Company is a provider of worldwide sea borne transportation services for dry bulk cargo, including among others, iron ore, coal and grain (collectively referred to as major bulks), and steel products, fertilizers, cement, bauxite, sugar and scrap metal (collectively referred to as minor bulks). As of December 31, 2006, its fleet consisted of 17 dry bulk carriers (10 Panamax and seven Handymax vessels), representing a carrying capacity of approximately 1,005,000 dead weight tons. As of December 31, 2006, the average age of Excel's vessels was 13.8 years. The Company's fleet is managed by its wholly owned subsidiary, Maryville Maritime Inc. As of December 31, 2006, Excel owned a 75% interest in Oceanaut Inc., which was formed to acquire, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, vessels or one or more operating businesses in the shipping industry.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10137.

     o The Mosaic Company (Mosaic) is a producer of phosphate and potash combined, as well as nitrogen and animal feed ingredients. The Company operates its business through four business segments: phosphates, potash, offshore and nitrogen. The Phosphates segment operates mines and concentrates plants in Florida that produce phosphate fertilizer and feed phosphate, and concentrates plants in Louisiana that produce phosphate fertilizer. The Potash segment mines ad processes potash in Canada and the United States and sells potash in North America and internationally. The Offshore segment produces and markets fertilizer products and provides other ancillary services to wholesalers, cooperatives, independent retailers, and farmers in South America and the Asia-Pacific regions. The Nitrogen segment consists of its equity investment in Saskferco and Mosaic's nitrogen sales and distribution activities.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32327.

     o Amazon.com, Inc. (Amazon.com) operates retail Websites and offers programs that enable third parties to sell products on its Websites. The Company's retail Websites include www.amazon.com, www.amazon.ca, www.amazon.de, www.amazon.fr, www.amazon.co.jp, www.amazon.co.uk, www.joyo.com, www.shopbop.com and www.endless.com. Amazon.com also provides services for third-party retailers, marketing and promotional services, and Web services for developers. In addition, the Company operates other Websites, including www.a9.com and www.alexa.com that enable search and navigation and www.imdb.com, a movie database. Amazon.com has organized its operations into two principal segments:
          North America and International. The North America segment includes www.amazon.com and www.amazon.ca. The International segment includes www.amazon.co.uk, www.amazon.de, www.amazon.fr, www.amazon.co.jp and www.joyo.com. In May 2007, Amazon.com acquired www.dpreview.com, a site for digital camera information and reviews.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-22513.

     o Southwestern Energy Company is an integrated energy company primarily focused on natural gas. Through its wholly owned subsidiaries, the Company is engaged in natural gas and oil exploration and production business. It operates principally in three segments: exploration and production, natural gas distribution and marketing. The Company's exploration and production activities are concentrated in the Arkoma Basin, East Texas, the Permian Basin and the onshore Gulf Coast. It's wholly owned subsidiary, Arkansas Western Gas Company, referred to as Arkansas Western, operates integrated natural gas distribution systems in northern Arkansas. The Company provides marketing services in each of its core areas of operation through its gas-marketing subsidiary, Southwestern Energy Services Company.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08246.

     o Advanced Micro Devices, Inc. (AMD) is a global semiconductor company with facilities worldwide. It provides processing solutions for the computing, graphics and consumer electronics markets. During the year ended December 31, 2006, the Company offered primarily x86 microprocessors, for the commercial and consumer markets, which are used for control and computing tasks, and embedded microprocessors for commercial, commercial client and consumer markets. On October 25, 2006, the Company acquired ATI Technologies Inc. As a result of the acquisition, the Company began to supply three-dimensional (3D) graphics, video and multimedia products, and chipsets for personal computers (PCs), including desktop and notebook PCs, professional workstations and servers, and products for consumer electronic devices, such as mobile phones, digital television and game consoles. It operates through four segments: Computation Products, Embedded Products, Graphics and Chipsets, and Consumer Electronics.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07882.

     o The First Marblehead Corporation provides outsourcing services for private education lending in the United States. It meets the demand for private education loans by providing national and regional financial institutions and educational institutions, as well as businesses, education loan marketers and other enterprises, with an integrated suite of design, implementation and securitization services for student loan programs. The Company is engaged on loan programs for undergraduate, graduate and professional education, and on the primary and secondary school market. The Company is engaged in program design and marketing coordination, borrower inquiry and application, loan origination and disbursement, loan securitization, and loan servicing. On November 30, 2006, the Company completed the acquisition of Union Federal Savings Bank, a community savings bank located in North Providence, Rhode Island.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-31825.

     o Las Vegas Sands Corp. (LVSC) owns and operates The Venetian Resort Hotel Casino (The Venetian) and The Sands Expo and Convention Center (The Sands Expo Center) in Las Vegas, Nevada, and The Sands Macao Casino (The Sands Macao) in Macao, China. The Company is also in the process of developing additional integrated resorts and properties in Las Vegas and Macao, including The Palazzo Resort Hotel Casino (The Palazzo), which will be adjacent to and connected with The Venetian, The Venetian Macao Resort Hotel Casino (The Venetian Macao) and other casino resort properties on the Cotai Strip in Macao. During the year ended December 31, 2006, the Company was awarded licenses to develop Marina Bay Sands, an integrated resort in Singapore, and Sands Bethworks in Bethlehem, Pennsylvania. It is also exploring other integrated resort opportunities in Asia, Europe and the United States.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32373.

     o Moody's Corporation (Moody's) is a provider of credit ratings, research and analysis covering fixed income securities, other debt instruments and the entities that issue such instruments in the global capital markets, and credit training services, and quantitative credit risk assessment products and services and credit processing software for banks, corporations and investors in credit-sensitive assets. Moody's operates in two segments: Moody's Investors Service and Moody's KMV. The Company's customers include a range of corporate and governmental issuers of securities, as well as institutional investors, depositors, creditors, investment banks, commercial banks and other financial intermediaries. In December 2006, the Company acquired Wall Street Analytics, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14037.

     o Elan Corporation, plc (Elan) is a neuroscience-based biotechnology company engaged in discovering, developing, manufacturing and marketing therapies in autoimmune diseases, including pain and neurodegenerative diseases. The Company's three core therapeutic areas include neurodegenerative diseases, autoimmune diseases and severe chronic pain. In addition, Elan reorganized its operations into two business units: Biopharmaceuticals and EDT. Biopharmaceuticals engages in biopharmaceutical research and development activities, and pharmaceutical commercial activities. EDT focuses on product development scale-up and manufacturing to address the drug delivery challenges of the pharmaceutical industry.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13896.

     o Fifth Third Bancorp (the Bancorp) is a diversified financial services company. As of September 30, 2007, the Bancorp operated 18 affiliates with 1,181 full-service banking centers, including 104 Bank Mart locations open seven days a week inside select grocery stores and 2,153 Jeanie automated teller machines (ATMs) in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania and Missouri. The Bancorp operates through five business segments: Commercial Banking, Branch Banking, Consumer Lending, Investment Advisors and Fifth Third Processing Solutions (FTPS). During the year ended December 31, 2006, the Bancorp began separating its retail line of business into the Branch Banking and Consumer Lending business segments. On November 2, 2007, the Company completed the acquisition of R-G Crown Bank.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33653.

     o Goldman Sachs Group, Inc. (Goldman Sachs) is global investment banking, securities and investment management firm that provides a range of services worldwide to a client base that includes corporations, financial institutions, governments and high-net-worth individuals. Goldman Sachs activities are divided into three segments:
          Investment Banking, Trading and Principal Investments, and Asset Management and Securities Services. Investment Banking segment is divided into two components: Financial Advisory and Underwriting. Trading and Principal Investments segment is divided into three components: Fixed Income, Currency and Commodities; Equities, and Principal Investments. The components of the Asset Management and Securities Services segment are asset management and securities services.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14965.

     o The Home Depot, Inc. is home improvement retailer. As of January 28, 2007, it operated 2,147 stores, most of which are The Home Depot stores. It operates in two segments, Retail and HD Supply. The Home Depot stores sell an assortment of building materials, home improvement and lawn and garden products and provide a number of services. In addition to its retail stores, its business includes HD Supply, which distributes products and sells installation services primarily to business-to-business customers, including home builders, professional contractors, municipalities and maintenance professionals. During the fiscal year ended January 28, 2007, it acquired The Home Way, a Chinese home improvement retailer. During fiscal 2006, its acquisitions under its HD Supply segment included Burrus Contractors Supply, Heartland Waterworks Supply and Cox Lumber Company. In addition, during fiscal 2006, it acquired Home Decorators Collection and Jubilee Home Solutions under its Retail segment.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08207.

     o Wachovia Corporation (Wachovia) is registered as a financial holding company and a bank holding company, and provides commercial and retail banking, and trust services through full-service banking offices in Alabama, Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Mississippi, Nevada, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas, Virginia and Washington, D.C. Its four-core businesses are Capital Management, the General Bank, Wealth Management, and the Corporate and Investment Bank. In June 2006,

          Wachovia closed the purchase of defined contribution recordkeeping business from Ameriprise Financial, Inc. In October 2006, it acquired Golden West Financial Corporation. In February 2007, it acquired a majority interest in European Credit Management Ltd. In October 2007, the Company completed the acquisition of A.G. Edwards, Inc., which will be combined with Wachovia Securities LLC brokerage firm.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10000.

     o Companhia Vale do Rio Doce (CVRD) is a diversified metals and mining company. The Company is a producer and exporter of iron ore and pellets and a producer of nickel. It also produces copper, manganese, ferroalloys, bauxite, precious metals, cobalt, kaolin, potash and other products. The Company is actively engaged in mineral exploration efforts in 19 countries worldwide. It operates logistics systems in Brazil, including railroads, maritime terminals and ports that are integrated with its mining operations. Directly and through affiliates and joint ventures, the Company has investments in the aluminum, coal, energy and steel businesses. In October 2006, the Company acquired a 75.66% interest in Inco Limited. In January 2007, CRVD sold all its shares in Siderar-S.A.I.C. In February 2007, it acquired AMCI Holdings Australia Pty.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 005-55631.

     o Whole Foods Market, Inc. (Whole Foods Market) is a food retailer of natural and organic products. The Company conducts its business through various wholly owned subsidiaries. Whole Foods Market has a product selection of perishable foods and most of its products are from natural food vendors. The Company also sells a selection of conventional national brands. Whole Foods Market's product categories include produce, seafood, grocery, meat and poultry, bakery, prepared foods and catering, specialty (beer, wine and cheese), whole body (nutritional supplements, vitamins, body care and educational products, such as books), floral, pet products and household products. During the fiscal year ended September 24, 2006, the Company operated 186 stores, including 177 stores in 31 states in the United States and the District of Columbia, three stores in Canada, and six stores in the United Kingdom. In September 2007, Whole Foods Market completed the acquisition of Wild Oats Markets, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-19797.

     o Weyerhaeuser Company is principally engaged in the growing and harvesting of timber, the manufacture, distribution and sale of forest products, and real estate development and construction. Its business segments are Timberlands, which includes logs, chips and timber; Wood Products, which includes softwood lumber, plywood, veneer, composite panels, hardwood lumber, engineered lumber, raw materials and building materials distribution; Cellulose Fiber and White Papers, which includes pulp, paper and liquid packaging board; Containerboard, Packaging and Recycling; Real Estate and Related Assets, and Corporate and Other. In October 2006, Weyerhaeuser purchased PSA Composites LLC. In February 2006, Weyerhaeuser Real Estate Company acquired Maracay Homes Arizona I, LLC. In August 2006, it announced an agreement to combine its Fine Paper business and related assets with Domtar Inc. On August 30, 2006, it acquired OrganicID, a developer of printed radio frequency identification devices.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04825.

     o Bucyrus International, Inc. designs, manufactures and markets draglines, electric mining shovels and rotary blasthole drills (collectively, machines) used for surface mining, and provide the aftermarket replacement parts and service for these machines. The Company's equipment is primarily used by companies engaged in surface mining for a range of commodities. The design, engineering and manufacturing of most of its machines and manufactured aftermarket parts is done at its South Milwaukee, Wisconsin complex. In May 2007, the Company completed the acquisition of DBT GmbH, a subsidiary of RAG Coal International AG. DBT GmbH is a designer, manufacturer and marketer of high technology system solutions for underground coal mining.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00871.

     o iShares MSCI Hong Kong Index Fund (the Fund) seeks to provide investment results that correspond generally to the price and yield performance of publicly traded securities in the aggregate in the Hong Kong market, as measured by the MSCI Hong Kong Index (the Index). The Index seeks to measure the performance of the Hong Kong equity market. The Index is a capitalization-weighted index that aims to capture 85% of the (publicly available) total market capitalization. Component companies are adjusted for available float and must meet objective criteria for inclusion in the Index. The Index is reviewed quarterly. The Fund invests in a representative sample of securities included in the Index that collectively has an investment profile similar to the Index. The Fund's investment advisor is Barclays Global Fund Advisors.


     o SunPower Corporation designs, develops, manufactures, markets and sells solar electric power products, systems and services. Its products are based on its processes and technologies. SunPower offers solar power products, including solar cells, solar panels and inverters, which convert sunlight to electricity compatible with the utility network. The Company is a majority owned subsidiary of Cypress Semiconductor Corporation. It is also selling products for multi-megawatt solar power plant applications that mount the Company's products on moving structures that track the sun. SunPower sells its products in many countries, principally in regions where government incentives have accelerated solar power adoption. The Company also offers imaging detectors based on its solar power technology primarily for medical imaging applications. On January 10, 2007, SunPower completed the acquisition of PowerLight Corporation, which is a solar power systems provider based in Berkeley, California.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-51593.

     o NVIDIA Corporation (NVIDIA) is engaged in the provision of programmable graphics processor technologies. The Company has four product-line operating segments: graphics processing units (GPUs), media and communications processors (MCPs), Handheld GPU Business, and Consumer Electronics Business. Its GPU Business is composed of products that support desktop personal computers (PCs), notebook PCs, professional workstations and other GPU-based products; Its MCP Business is composed of NVIDIA nForce products that operate as a single-chip or chipset that provide system functions; its Handheld GPU Business is composed of products that support handheld personal digital assistants (PDAs), cellular phones and other handheld devices, and its Consumer Electronics Business is concentrated in products that support video game consoles and other digital consumer electronics devices.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-23985.

     o Energy Conversion Devices, Inc. (ECD) commercializes materials, products and production processes for the alternative energy generation, energy storage and information technology markets. The Company's principal commercial products are its thin-film solar (photovoltaic (PV)) modules. ECD sells its PV modules globally. The Company also commercializes materials, products and production processes through third-party relationships, such as licenses and joint ventures. It has two principal joint ventures that are commercializing technologies invented by ECD: Cobasys LLC, which manufactures and sells rechargeable nickel metal hydride (NiMH) batteries primarily for transportation and stationary applications, and Ovonyx, Inc., which is commercializing phase-change memory devices through licensing and joint development agreements. ECD operates its business in two segments: United Solar Ovonic and Ovonic Materials.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08403.

     o Intuitive Surgical, Inc. (Intuitive Surgical) is engaged in the designing, manufacturing and marketing of the da Vinci Surgical Systems. The da Vinci Surgical Systems consist of a surgeon's console, a patient-side cart, a vision system and wristed instruments. The da Vinci Surgical System controls the endoscopic instruments, including rigid endoscopes, blunt and sharp endoscopic dissectors, scissors, scalpels, forceps/pickups, needle holders, endoscopic retractors, electrocautery, ultrasonic cutters and accessories during surgical procedures. In January 2006, the da Vinci S Surgical System was introduced. The da Vinci S Surgical System shares the same core technology as the standard da Vinci Surgical System. In addition, the da Vinci S Surgical System features a motorized patient cart for easy setup and docking. The da Vinci S Surgical System has a feature called TilePro, which is designed to allow surgeons to import and view video images without leaving the surgeon's console.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-30713.

     o Yahoo! Inc. (Yahoo!) is a global Internet brand. To its global users, it provides owned and operated online properties and services. To its advertisers, it provides tools and marketing solutions. Many of Yahoo!'s services are free to its users. It generates revenue by providing marketing services to businesses across the majority of its properties and by establishing paying relationships with users of its premium offerings. Its offerings to users and businesses fall into five categories: Search; Marketplace; Information and Entertainment; Communications, Communities and Front Doors, and Connected Life. The majority of its offerings are available globally in more than 20 languages. On June 12, 2006, it acquired an approximate 10% interest in Gmarket Inc. During the year ended December 31, 2006, Yahoo! acquired Jumpcut, providing an online service for creating, editing, and sharing videos. In July 2007, the Company acquired Right Media Inc., the creator of the Right Media Exchange.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-28018.

     o National Oilwell Varco, Inc. (NOV) is a worldwide provider of equipment and components used in oil and gas drilling and production operations, oilfield services, and supply chain integration services to the upstream oil and gas industry. The Company operates in three segments: Rig Technology, Petroleum Services & Supplies, and Distribution Services. The Rig Technology segment designs, manufactures, sells and services complete systems for the drilling, completion and servicing of oil and gas wells. The Petroleum Services & Supplies segment provides a variety of consumable goods and services used to drill, complete, remediate and workover oil and gas wells, service pipelines, flowlines and other oilfield tubular goods. The Distribution Services segment provides maintenance, repair and operating supplies, and spare parts. In March 2006, NOV acquired Soil Recovery A/S. In November 2006, it acquired Rolligon Ltd. In December 2006, it acquired 87% of NQL Energy Services Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12317.



Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in this table is for the four calendar quarters in each of 2004, 2005 and 2006 as well as for the first three quarters of 2007 and the period from October 1, 2007 through November 26, 2007. (If no price is provided in the table for a particular period, that indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stock in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                 Citigroup Inc.
                                     (98-07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock        Reference Stock           the Reference
       Date                 Date                   in($)                  in($)                 Stock in ($)
       ----                 ----                   -----                  -----                 ------------
     1/1/2004             3/31/2004                52.05                  47.99                    51.7
     4/1/2004             6/30/2004                52.88                  44.83                    46.5
     7/1/2004             9/30/2004                47.47                  42.99                    44.12
    10/1/2004            12/31/2004                49.06                  42.1                     48.18

     1/1/2005             3/31/2005                49.99                  44.05                    44.94
     4/1/2005             6/30/2005                48.14                  43.8                     46.23
     7/1/2005             9/30/2005                46.81                  42.91                    45.52
    10/1/2005            12/30/2005                49.76                  44                       48.53

     1/1/2006             3/31/2006                49.58                  44.81                    47.23
     4/1/2006             6/30/2006                50.72                  47.15                    48.25
     7/1/2006             9/29/2006                50.35                  46.22                    49.67
    10/1/2006            12/29/2006                57                     48.83                    55.7

     1/1/2007             3/31/2007                56.28                  48.05                    51.34
     4/1/2007             6/30/2007                55.55                  50.41                    51.29
     7/1/2007             9/30/2007                52.97                  44.66                    46.67
    10/1/2007            11/26/2007                48.95                  29.75                    29.76


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Garmin Ltd.
                                     (01-07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock        Reference Stock           the Reference
       Date                 Date                   in($)                  in($)                 Stock in ($)
       ----                 ----                   -----                  -----                 ------------
     1/1/2004             3/31/2004                29.735                 19.855                    21.355
     4/1/2004             6/30/2004                22                     14.04                     18.53
     7/1/2004             9/30/2004                21.975                 15.755                    21.625
    10/1/2004            12/31/2004                31.035                 21.55                     30.42

     1/1/2005             3/31/2005                30.72                  21.769                    23.16
     4/1/2005             6/30/2005                23.635                 19.52                     21.375
     7/1/2005             9/30/2005                34.04                  21.455                    33.915
    10/1/2005            12/30/2005                35.34                  26.985                    33.175

     1/1/2006             3/31/2006                42.3875                29.75                     39.715
     4/1/2006             6/30/2006                54.75                  39.965                    52.72
     7/1/2006             9/29/2006                54.1                   41.2                      48.78
    10/1/2006            12/29/2006                56.89                  44.53                     55.66

     1/1/2007             3/31/2007                59.3                   48.46                     54.15
     4/1/2007             6/30/2007                75.66                  52.18                     73.97
     7/1/2007             9/30/2007               122.78                  73.58                    119.4
    10/1/2007            11/26/2007               125.68                  80.54                     96.71


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          IntercontinentalExchange Inc.
                                     (06-07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock        Reference Stock           the Reference
       Date                 Date                   in($)                  in($)                 Stock in ($)
       ----                 ----                   -----                  -----                 ------------
     1/1/2004             3/31/2004                 N/A                     N/A                      N/A
     4/1/2004             6/30/2004                 N/A                     N/A                      N/A
     7/1/2004             9/30/2004                 N/A                     N/A                      N/A
    10/1/2004            12/31/2004                 N/A                     N/A                      N/A

     1/1/2005             3/31/2005                 N/A                     N/A                      N/A
     4/1/2005             6/30/2005                 N/A                     N/A                      N/A
     7/1/2005             9/30/2005                 N/A                     N/A                      N/A
    10/1/2005            12/30/2005                44.21                   26                       36.35

     1/1/2006             3/31/2006                73.59                   36                       69.05
     4/1/2006             6/30/2006                82.4                    45.27                    57.94
     7/1/2006             9/29/2006                77.919                  51.77                    75.07
    10/1/2006            12/29/2006               113.85                   72.15                   107.9

     1/1/2007             3/31/2007               167                     108.15                   122.21
     4/1/2007             6/30/2007               162.47                  120.56                   147.85
     7/1/2007             9/30/2007               174.15                  117.25                   151.9
    10/1/2007            11/26/2007               184.53                  151.76                   163.39


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Nymex Holdings Inc.
                                     (06-07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock        Reference Stock           the Reference
       Date                 Date                   in($)                  in($)                 Stock in ($)
       ----                 ----                   -----                  -----                 ------------
     1/1/2004             3/31/2004                 N/A                     N/A                      N/A
     4/1/2004             6/30/2004                 N/A                     N/A                      N/A
     7/1/2004             9/30/2004                 N/A                     N/A                      N/A
    10/1/2004            12/31/2004                 N/A                     N/A                      N/A

     1/1/2005             3/31/2005                 N/A                     N/A                      N/A
     4/1/2005             6/30/2005                 N/A                     N/A                      N/A
     7/1/2005             9/30/2005                 N/A                     N/A                      N/A
    10/1/2005            12/30/2005                 N/A                     N/A                      N/A

     1/1/2006             3/31/2006                 N/A                     N/A                      N/A
     4/1/2006             6/30/2006                 N/A                     N/A                      N/A
     7/1/2006             9/29/2006                 N/A                     N/A                      N/A
    10/1/2006            12/29/2006               152                      59                      124.01

     1/1/2007             3/31/2007               141.99                  116                      135.76
     4/1/2007             6/30/2007               148                     118.15                   125.63
     7/1/2007             9/30/2007               142.64                  105                      130.18
    10/1/2007            11/26/2007               135.89                  117.55                   123.20


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  SanDisk Corp.
                                     (98-07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock        Reference Stock           the Reference
       Date                 Date                   in($)                  in($)                 Stock in ($)
       ----                 ----                   -----                  -----                 ------------
     1/1/2004             3/31/2004               36.345                 23.4899                   28.36
     4/1/2004             6/30/2004               33.25                  19.79                     21.69
     7/1/2004             9/30/2004               29.6                   19.28                     29.12
    10/1/2004            12/31/2004               31.96                  19.66                     24.97

     1/1/2005             3/31/2005               28.42                  20.25                     27.8
     4/1/2005             6/30/2005               29.03                  23.55                     23.73
     7/1/2005             9/30/2005               48.58                  23.41                     48.24
    10/1/2005            12/30/2005               65.49                  45.65                     62.82

     1/1/2006             3/31/2006               79.8                   52.15                     57.52
     4/1/2006             6/30/2006               66.2                   49.16                     50.98
     7/1/2006             9/29/2006               60.9447                37.34                     53.54
    10/1/2006            12/29/2006               62.24                  41.9999                   43.03

     1/1/2007             3/31/2007               46.24                  35.82                     43.8
     4/1/2007             6/30/2007               49.61                  41.48                     48.94
     7/1/2007             9/30/2007               59.75                  47.14                     55.1
    10/1/2007            11/26/2007               55.98                  34.43                     35.25


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Sovereign Bancorp Inc.
                                     (98-07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock        Reference Stock           the Reference
       Date                 Date                   in($)                  in($)                 Stock in ($)
       ----                 ----                   -----                  -----                 ------------
     1/1/2004             3/31/2004               23.5714                19.381                    20.4
     4/1/2004             6/30/2004               21.1524                18.3905                   21.0476
     7/1/2004             9/30/2004               21.419                 19.381                    20.781
    10/1/2004            12/31/2004               21.619                 19.9333                   21.4762

     1/1/2005             3/31/2005               22.6667                20.6762                   21.1048
     4/1/2005             6/30/2005               21.6381                19.0952                   21.2762
     7/1/2005             9/30/2005               23.6095                20.5333                   20.9905
    10/1/2005            12/30/2005               22.8571                19.3905                   20.5905

     1/1/2006             3/31/2006               21.6286                19.4667                   20.8667
     4/1/2006             6/30/2006               21.8952                20.0952                   20.31
     7/1/2006             9/29/2006               21.88                  19.9                      21.51
    10/1/2006            12/29/2006               26.6                   21.2                      25.39

     1/1/2007             3/31/2007               26.7                   23.64                     25.44
     4/1/2007             6/30/2007               25.4                   21.04                     21.14
     7/1/2007             9/30/2007               22.35                  16.52                     17.04
    10/1/2007            11/26/2007               17.89                  10.05                     10.08


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Ford Motor Co.
                                     (98-07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock        Reference Stock           the Reference
       Date                 Date                   in($)                  in($)                 Stock in ($)
       ----                 ----                   -----                  -----                 ------------
     1/1/2004             3/31/2004                17.34                  12.75                    13.57
     4/1/2004             6/30/2004                16.48                  13                       15.65
     7/1/2004             9/30/2004                15.77                  13.61                    14.05
    10/1/2004            12/31/2004                15                     12.61                    14.64

     1/1/2005             3/31/2005                14.75                  10.94                    11.33
     4/1/2005             6/30/2005                11.69                   9.07                    10.24
     7/1/2005             9/30/2005                11.19                   9.55                     9.86
    10/1/2005            12/30/2005                10                      7.57                     7.72

     1/1/2006             3/31/2006                 8.96                   7.39                     7.96
     4/1/2006             6/30/2006                 8.05                   6.17                     6.93
     7/1/2006             9/29/2006                 9.48                   6.06                     8.09
    10/1/2006            12/29/2006                 9.19                   6.85                     7.51

     1/1/2007             3/31/2007                 8.97                   7.43                     7.89
     4/1/2007             6/30/2007                 9.7                    7.67                     9.42
     7/1/2007             9/30/2007                 9.64                   7.49                     8.49
    10/1/2007            11/26/2007                 9.24                   6.87                     7.03


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          OmniVision Technologies Inc.
                                     (01-07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock        Reference Stock           the Reference
       Date                 Date                   in($)                  in($)                 Stock in ($)
       ----                 ----                   -----                  -----                 ------------
     1/1/2004             3/31/2004                33.46                  22.235                   27.31
     4/1/2004             6/30/2004                29.65                  14.782                   15.95
     7/1/2004             9/30/2004                16                      8.96                    14.15
    10/1/2004            12/31/2004                20.34                  13.75                    18.35

     1/1/2005             3/31/2005                20.91                  15.06                    15.15
     4/1/2005             6/30/2005                16.65                  13                       13.59
     7/1/2005             9/30/2005                15.53                  11.94                    12.62
    10/1/2005            12/30/2005                22.49                  11.74                    19.96

     1/1/2006             3/31/2006                30.98                  20.19                    30.2
     4/1/2006             6/30/2006                34.49                  19.86                    21.12
     7/1/2006             9/29/2006                21.5                   13.85                    14.27
    10/1/2006            12/29/2006                18.9                   13.45                    13.65

     1/1/2007             3/31/2007                14.928                 11                       12.96
     4/1/2007             6/30/2007                18.49                  12.28                    18.11
     7/1/2007             9/30/2007                23.3                   15.73                    22.73
    10/1/2007            11/26/2007                25.17                  18.11                    19.43


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Force Protection Inc.
                                     (99-07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock        Reference Stock           the Reference
       Date                 Date                   in($)                  in($)                 Stock in ($)
       ----                 ----                   -----                  -----                 ------------
     1/1/2004             3/31/2004                 8.52                   0.78                     3.18
     4/1/2004             6/30/2004                 5.16                   1.512                    2.22
     7/1/2004             9/30/2004                 2.94                   1.5                      2.22
    10/1/2004            12/31/2004                 4.8                    1.68                     3.336

     1/1/2005             3/31/2005                 3.576                  1.75                     1.84
     4/1/2005             6/30/2005                 2.3                    1.28                     1.54
     7/1/2005             9/30/2005                 1.8                    1.28                     1.3
    10/1/2005            12/30/2005                 1.39                   0.69                     0.78

     1/1/2006             3/31/2006                 2.3                    0.7                      1.93
     4/1/2006             6/30/2006                 6.68                   1.27                     6.4
     7/1/2006             9/29/2006                 9.43                   5.07                     8.37
    10/1/2006            12/29/2006                18.35                   6.35                    17.41

     1/1/2007             3/31/2007                24.3                   14.55                    18.76
     4/1/2007             6/30/2007                31.16                  18.4                     20.64
     7/1/2007             9/30/2007                24.5                   13.92                    21.66
    10/1/2007            11/26/2007                25.25                  11.99                    12.97


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Merrill Lynch & Co. Inc.
                                     (98-07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock        Reference Stock           the Reference
       Date                 Date                   in($)                  in($)                 Stock in ($)
       ----                 ----                   -----                  -----                 ------------
     1/1/2004             3/31/2004                64.89                  56.97                    59.56
     4/1/2004             6/30/2004                60.74                  51.35                    53.98
     7/1/2004             9/30/2004                54.32                  47.35                    49.72
    10/1/2004            12/31/2004                61.16                  50.01                    59.77

     1/1/2005             3/31/2005                61.99                  56.01                    56.6
     4/1/2005             6/30/2005                57.5                   52                       55.01
     7/1/2005             9/30/2005                61.67                  54.36                    61.35
    10/1/2005            12/30/2005                69.34                  58.64                    67.73

     1/1/2006             3/31/2006                79.32                  67.04                    78.76
     4/1/2006             6/30/2006                81.25                  64.58                    69.56
     7/1/2006             9/29/2006                79.4                   66.69                    78.22
    10/1/2006            12/29/2006                93.93                  77.9                     93.1

     1/1/2007             3/31/2007                98.68                  76.85                    81.67
     4/1/2007             6/30/2007                95                     81.18                    83.58
     7/1/2007             9/30/2007                89.23                  66.94                    71.28
    10/1/2007            11/26/2007                77.89                  50.50                    51.23


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              General Motors Corp.
                                     (98-07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock        Reference Stock           the Reference
       Date                 Date                   in($)                  in($)                 Stock in ($)
       ----                 ----                   -----                  -----                 ------------
     1/1/2004             3/31/2004                55.55                  44.72                    47.1
     4/1/2004             6/30/2004                50.04                  42.88                    46.59
     7/1/2004             9/30/2004                46.93                  40.53                    42.48
    10/1/2004            12/31/2004                43.29                  36.9                     40.06

     1/1/2005             3/31/2005                40.8                   27.98                    29.39
     4/1/2005             6/30/2005                36.65                  24.67                    34
     7/1/2005             9/30/2005                37.7                   30.21                    30.61
    10/1/2005            12/30/2005                31.5                   18.33                    19.42

     1/1/2006             3/31/2006                24.6                   18.47                    21.27
     4/1/2006             6/30/2006                30.56                  19                       29.79
     7/1/2006             9/29/2006                33.64                  27.12                    33.26
    10/1/2006            12/29/2006                36.56                  28.49                    30.72

     1/1/2007             3/31/2007                37.24                  28.81                    30.64
     4/1/2007             6/30/2007                38.66                  28.86                    37.8
     7/1/2007             9/30/2007                38.27                  29.1                     36.7
    10/1/2007            11/26/2007                43.20                  24.50                    26.90


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Excel Maritime Carriers Ltd.
                                     (98-07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock        Reference Stock           the Reference
       Date                 Date                   in($)                  in($)                 Stock in ($)
       ----                 ----                   -----                  -----                 ------------
     1/1/2004             3/31/2004                16.25                   4                       13.4
     4/1/2004             6/30/2004                15.15                   7.5                      7.8
     7/1/2004             9/30/2004                65.85                   7.1                     42.08
    10/1/2004            12/31/2004                43.5                   21.3                     23.75

     1/1/2005             3/31/2005                29                     17.2                     18.45
     4/1/2005             6/30/2005                18.75                  12.51                    14.95
     7/1/2005             9/30/2005                16.65                  11.85                    16.06
    10/1/2005            12/30/2005                16.89                  11.01                    11.45

     1/1/2006             3/31/2006                12.39                   9.71                     9.78
     4/1/2006             6/30/2006                10.42                   7.3                     10.35
     7/1/2006             9/29/2006                12.49                   8.75                    11.85
    10/1/2006            12/29/2006                14.75                  11.4                     14.61

     1/1/2007             3/31/2007                20.85                  14.17                    17.23
     4/1/2007             6/30/2007                29.47                  17.1                     25.18
     7/1/2007             9/30/2007                59.9                   25                       55.8
    10/1/2007            11/26/2007                81.99                  36.74                    37.68


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Mosaic Co.
                                     (98-07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock        Reference Stock           the Reference
       Date                 Date                   in($)                  in($)                 Stock in ($)
       ----                 ----                   -----                  -----                 ------------
     1/1/2004             3/31/2004                 N/A                    N/A                      N/A
     4/1/2004             6/30/2004                 N/A                    N/A                      N/A
     7/1/2004             9/30/2004                 N/A                    N/A                      N/A
    10/1/2004            12/31/2004                18.58                  14.8                     16.32

     1/1/2005             3/31/2005                17.42                  14.59                    17.06
     4/1/2005             6/30/2005                17.16                  12.36                    15.56
     7/1/2005             9/30/2005                17.99                  15.11                    16.02
    10/1/2005            12/30/2005                15.62                  12.5                     14.63

     1/1/2006             3/31/2006                17.14                  13.78                    14.35
     4/1/2006             6/30/2006                17.28                  13.31                    15.65
     7/1/2006             9/29/2006                17.13                  14.03                    16.9
    10/1/2006            12/29/2006                23.54                  16.2                     21.36

     1/1/2007             3/31/2007                28.84                  19.49                    26.66
     4/1/2007             6/30/2007                41                     26.44                    39.02
     7/1/2007             9/30/2007                54.83                  32.5                     53.52
    10/1/2007            11/26/2007                72.80                  48.72                    61.98


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Amazon.com Inc.
                                     (98-07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock        Reference Stock           the Reference
       Date                 Date                   in($)                  in($)                 Stock in ($)
       ----                 ----                   -----                  -----                 ------------
     1/1/2004             3/31/2004                57.82                  39.15                    43.28
     4/1/2004             6/30/2004                54.7                   40.55                    54.4
     7/1/2004             9/30/2004                54.04                  34.85                    40.86
    10/1/2004            12/31/2004                45.68                  33                       44.29

     1/1/2005             3/31/2005                45.44                  32.82                    34.27
     4/1/2005             6/30/2005                36.99                  30.6                     33.09
     7/1/2005             9/30/2005                46.97                  32.79                    45.3
    10/1/2005            12/30/2005                50.001                 38.72                    47.15

     1/1/2006             3/31/2006                48.58                  35.1391                  36.53
     4/1/2006             6/30/2006                38.84                  31.52                    38.68
     7/1/2006             9/29/2006                38.62                  25.76                    32.12
    10/1/2006            12/29/2006                43.25                  30.58                    39.46

     1/1/2007             3/31/2007                42                     36.3                     39.79
     4/1/2007             6/30/2007                74.72                  39.55                    68.41
     7/1/2007             9/30/2007                94.26                  68.01                    93.15
    10/1/2007            11/26/2007               101.09                  76.50                    81.3035


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Southwestern Energy Co.
                                     (98-07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock        Reference Stock           the Reference
       Date                 Date                   in($)                  in($)                 Stock in ($)
       ----                 ----                   -----                  -----                 ------------
     1/1/2004             3/31/2004                6.21                    4.83                     6.03
     4/1/2004             6/30/2004                7.23                    5.9025                   7.1675
     7/1/2004             9/30/2004               10.7125                  7.265                   10.4975
    10/1/2004            12/31/2004               13.8625                 10.1025                  12.6725

     1/1/2005             3/31/2005               15.77                   11.0225                  14.19
     4/1/2005             6/30/2005               23.865                  13.4375                  23.49
     7/1/2005             9/30/2005               37.44                   24                       36.7
    10/1/2005            12/30/2005               41.8                    31.155                   35.94

     1/1/2006             3/31/2006               44.28                   28.87                    32.19
     4/1/2006             6/30/2006               41.17                   23.66                    31.16
     7/1/2006             9/29/2006               39                      27.75                    29.87
    10/1/2006            12/29/2006               42.96                   27.23                    35.05

     1/1/2007             3/31/2007               41.64                   31.14                    40.98
     4/1/2007             6/30/2007               50.52                   40.75                    44.5
     7/1/2007             9/30/2007               46.45                   35.67                    41.85
    10/1/2007            11/26/2007               56.42                   41.70                    49.80


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Advanced Micro Devices Inc.
                                     (98-07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock        Reference Stock           the Reference
       Date                 Date                   in($)                  in($)                 Stock in ($)
       ----                 ----                   -----                  -----                 ------------
     1/1/2004             3/31/2004                17.5                   13.6                     16.23
     4/1/2004             6/30/2004                17.6                   13.65                    15.9
     7/1/2004             9/30/2004                15.9                   10.76                    13
    10/1/2004            12/31/2004                24.95                  13.09                    22.02

     1/1/2005             3/31/2005                22.3                   14.63                    16.12
     4/1/2005             6/30/2005                18.34                  14.08                    17.34
     7/1/2005             9/30/2005                25.75                  17.22                    25.2
    10/1/2005            12/30/2005                31.84                  20.22                    30.6

     1/1/2006             3/31/2006                42.7                   30.88                    33.16
     4/1/2006             6/30/2006                35.75                  23.46                    24.42
     7/1/2006             9/29/2006                27.9                   16.9                     24.85
    10/1/2006            12/29/2006                25.69                  19.9                     20.35

     1/1/2007             3/31/2007                20.63                  12.96                    13.06
     4/1/2007             6/30/2007                15.95                  12.6                     14.3
     7/1/2007             9/30/2007                16.19                  11.27                    13.2
    10/1/2007            11/26/2007                14.73                  10.21                    10.27


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             First Marblehead Corp.
                                     (04-07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock        Reference Stock           the Reference
       Date                 Date                   in($)                  in($)                 Stock in ($)
       ----                 ----                   -----                  -----                 ------------
     1/1/2004             3/31/2004               21.8133                14.4533                   19.6333
     4/1/2004             6/30/2004               27.9733                19.1733                   26.84
     7/1/2004             9/30/2004               34                     24.8333                   30.9333
    10/1/2004            12/31/2004               39.7067                31.1133                   37.5

     1/1/2005             3/31/2005               48.8467                35.378                    38.3533
     4/1/2005             6/30/2005               40.66                  21.6802                   23.3733
     7/1/2005             9/30/2005               24.2533                14                        16.9333
    10/1/2005            12/30/2005               23.6667                13.9267                   21.9067

     1/1/2006             3/31/2006               31.4                   20.96                     28.8333
     4/1/2006             6/30/2006               38.84                  28.4                      37.96
     7/1/2006             9/29/2006               47.6667                29.0718                   46.1733
    10/1/2006            12/29/2006               55.25                  40.7467                   54.65

     1/1/2007             3/31/2007               57.56                  40.6                      44.89
     4/1/2007             6/30/2007               45.7                   30.62                     38.64
     7/1/2007             9/30/2007               42.5                   29.23                     37.93
    10/1/2007            11/26/2007               41.77                  26.96                     27.10


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Las Vegas Sands Corp.
                                    (05 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock        Reference Stock           the Reference
       Date                 Date                   in($)                  in($)                 Stock in ($)
       ----                 ----                   -----                  -----                 ------------
     1/1/2004             3/31/2004                 N/A                    N/A                       N/A
     4/1/2004             6/30/2004                 N/A                    N/A                       N/A
     7/1/2004             9/30/2004                 N/A                    N/A                       N/A
    10/1/2004            12/31/2004                53.98                  29                        48

     1/1/2005             3/31/2005                51.4                   41.41                     45
     4/1/2005             6/30/2005                45.34                  33.1                      35.75
     7/1/2005             9/30/2005                40.73                  30.87                     32.91
    10/1/2005            12/30/2005                46.44                  29.08                     39.47

     1/1/2006             3/31/2006                58.03                  38.44                     56.66
     4/1/2006             6/30/2006                78.9                   54.68                     77.86
     7/1/2006             9/29/2006                77.86                  57.6801                   68.35
    10/1/2006            12/29/2006                97.25                  66.06                     89.48

     1/1/2007             3/31/2007               109.45                  81                        86.61
     4/1/2007             6/30/2007                91.93                  71.24                     76.39
     7/1/2007             9/30/2007               142.75                  75.56                    133.42
    10/1/2007            11/26/2007               148.76                 105.12                    106.97


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Moody's Corp.
                                    (98 -07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock        Reference Stock           the Reference
       Date                 Date                   in($)                  in($)                 Stock in ($)
       ----                 ----                   -----                  -----                 ------------
     1/1/2004             3/31/2004                35.5                   29.845                   35.4
     4/1/2004             6/30/2004                35.5                   30.87                    32.33
     7/1/2004             9/30/2004                37.205                 32.3                     36.625
    10/1/2004            12/31/2004                43.86                  35.695                   43.425

     1/1/2005             3/31/2005                44.53                  40.285                   40.43
     4/1/2005             6/30/2005                47.04                  39.55                    44.96
     7/1/2005             9/30/2005                51.89                  44.05                    51.08
    10/1/2005            12/30/2005                62.5                   49.28                    61.42

     1/1/2006             3/31/2006                71.95                  61.09                    71.46
     4/1/2006             6/30/2006                73.29                  49.77                    54.46
     7/1/2006             9/29/2006                65.84                  49.76                    65.38
    10/1/2006            12/29/2006                71.7                   60.6                     69.06

     1/1/2007             3/31/2007                76.09                  58.65                    62.06
     4/1/2007             6/30/2007                73.69                  59.91                    62.2
     7/1/2007             9/30/2007                63.7                   42.42                    50.4
    10/1/2007            11/26/2007                55.99                  35.50                    35.81


             PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Elan Corp. PLC (ADS)
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock        Reference Stock           the Reference
       Date                 Date                   in($)                  in($)                 Stock in ($)
       ----                 ----                   -----                  -----                 ------------
     1/1/2004             3/31/2004                21.02                   6.88                    20.62
     4/1/2004             6/30/2004                25.6                   19.1                     24.74
     7/1/2004             9/30/2004                25.9                   16.45                    23.4
    10/1/2004            12/31/2004                30.45                  20.52                    27.25

     1/1/2005             3/31/2005                29.93                   3                        3.24
     4/1/2005             6/30/2005                 8.42                   3.3                      6.82
     7/1/2005             9/30/2005                 9.49                   6.72                     8.86
    10/1/2005            12/30/2005                14.51                   7.62                    13.93

     1/1/2006             3/31/2006                16.83                  11.88                    14.44
     4/1/2006             6/30/2006                19.42                  14.06                    16.7
     7/1/2006             9/29/2006                16.85                  13.14                    15.6
    10/1/2006            12/29/2006                16.15                  13.8                     14.75

     1/1/2007             3/31/2007                15.1                   11.7                     13.29
     4/1/2007             6/30/2007                22.4                   13.31                    21.93
     7/1/2007             9/30/2007                23.11                  16.37                    21.04
    10/1/2007            11/26/2007                24.75                  20.90                    22.18


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Fifth Third Bancorp
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock        Reference Stock           the Reference
       Date                 Date                   in($)                  in($)                 Stock in ($)
       ----                 ----                   -----                  -----                 ------------
     1/1/2004             3/31/2004                60                     53.27                    55.37
     4/1/2004             6/30/2004                57                     51.13                    53.78
     7/1/2004             9/30/2004                54.07                  46.59                    49.22
    10/1/2004            12/31/2004                52.34                  45.32                    47.3

     1/1/2005             3/31/2005                48.12                  42.05                    42.98
     4/1/2005             6/30/2005                44.67                  40.24                    41.17
     7/1/2005             9/30/2005                43.99                  36.38                    36.75
    10/1/2005            12/30/2005                42.5                   35.04                    37.72

     1/1/2006             3/31/2006                41.43                  36.3                     39.36
     4/1/2006             6/30/2006                41.02                  35.86                    36.95
     7/1/2006             9/29/2006                40.18                  35.95                    38.08
    10/1/2006            12/29/2006                41.57                  37.75                    40.93

     1/1/2007             3/31/2007                41.41                  37.93                    38.69
     4/1/2007             6/30/2007                43.32                  37.88                    39.77
     7/1/2007             9/30/2007                41.17                  33.6                     33.88
    10/1/2007            11/26/2007                35.34                  26.23                    26.23


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Goldman Sachs Group Inc.
                                    (00 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock        Reference Stock           the Reference
       Date                 Date                   in($)                  in($)                 Stock in ($)
       ----                 ----                   -----                  -----                 ------------
     1/1/2004             3/31/2004               109.29                  96.15                    104.35
     4/1/2004             6/30/2004               107.5                   87.68                     94.16
     7/1/2004             9/30/2004                94.96                  83.29                     93.24
    10/1/2004            12/31/2004               110.88                  90.74                    104.04

     1/1/2005             3/31/2005               113.93                 101.79                    109.99
     4/1/2005             6/30/2005               114.25                  94.75                    102.02
     7/1/2005             9/30/2005               121.7                  102.02                    121.58
    10/1/2005            12/30/2005               134.99                 110.23                    127.71

     1/1/2006             3/31/2006               159.63                 124.23                    156.96
     4/1/2006             6/30/2006               169.31                 136.79                    150.43
     7/1/2006             9/29/2006               171.15                 138.97                    169.17
    10/1/2006            12/29/2006               206.7                  168.51                    199.35

     1/1/2007             3/31/2007               222.75                 189.85                    206.63
     4/1/2007             6/30/2007               233.97                 203.29                    216.75
     7/1/2007             9/30/2007               225.77                 157.38                    216.74
    10/1/2007            11/26/2007               250.70                 201.57                    207.45


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Home Depot Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock        Reference Stock           the Reference
       Date                 Date                   in($)                  in($)                 Stock in ($)
       ----                 ----                   -----                  -----                 ------------
     1/1/2004             3/31/2004                37.65                  34.7                     37.36
     4/1/2004             6/30/2004                37.84                  32.34                    35.2
     7/1/2004             9/30/2004                39.73                  32.39                    39.2
    10/1/2004            12/31/2004                44.3                   38.31                    42.74

     1/1/2005             3/31/2005                43.27                  37.44                    38.24
     4/1/2005             6/30/2005                40.93                  34.56                    38.9
     7/1/2005             9/30/2005                43.98                  37.144                   38.14
    10/1/2005            12/30/2005                43.3                   37.48                    40.48

     1/1/2006             3/31/2006                43.95                  38.5                     42.3
     4/1/2006             6/30/2006                42.93                  35.63                    35.79
     7/1/2006             9/29/2006                37.65                  32.85                    36.27
    10/1/2006            12/29/2006                40.37                  35.55                    40.16

     1/1/2007             3/31/2007                42.01                  36.35                    36.74
     4/1/2007             6/30/2007                41.19                  36.6                     39.35
     7/1/2007             9/30/2007                41.01                  31.85                    32.44
    10/1/2007            11/26/2007                34.55                  27.41                    27.49


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Wachovia Corp.
                                    (98 - 07)
                                 [CHART OMITTED]


                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock        Reference Stock           the Reference
       Date                 Date                   in($)                  in($)                 Stock in ($)
       ----                 ----                   -----                  -----                 ------------
     1/1/2004             3/31/2004                49.49                  45.67                    47
     4/1/2004             6/30/2004                47.78                  43.49                    44.5
     7/1/2004             9/30/2004                47.71                  43.05                    46.95
    10/1/2004            12/31/2004                55.01                  46.52                    52.6

     1/1/2005             3/31/2005                56.28                  49.59                    50.91
     4/1/2005             6/30/2005                53.08                  48.92                    49.6
     7/1/2005             9/30/2005                51.59                  46.97                    47.59
    10/1/2005            12/30/2005                55.25                  46.3                     52.86

     1/1/2006             3/31/2006                57.86                  50.8476                  56.05
     4/1/2006             6/30/2006                60.04                  51.27                    54.08
     7/1/2006             9/29/2006                56.85                  52.2                     55.8
    10/1/2006            12/29/2006                57.67                  53.09                    56.95

     1/1/2007             3/31/2007                58.8                   53.392                   55.05
     4/1/2007             6/30/2007                56.9                   50.84                    51.25
     7/1/2007             9/30/2007                53.1                   44.83                    50.15
    10/1/2007            11/26/2007                52.25                  36.69                    39.07


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Companhia Vale do Rio Doce (ADS)
                                    (02 - 07)
                                 [CHART OMITTED]


                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock        Reference Stock           the Reference
       Date                 Date                   in($)                  in($)                 Stock in ($)
       ----                 ----                   -----                  -----                 ------------
     1/1/2004             3/31/2004                5.2917                  4.1392                   4.575
     4/1/2004             6/30/2004                4.7617                  3.4417                   3.9625
     7/1/2004             9/30/2004                5.6875                  3.85                     5.6175
    10/1/2004            12/31/2004                7.3125                  5.06                     7.2525

     1/1/2005             3/31/2005                9.1525                  6.3575                   7.9025
     4/1/2005             6/30/2005                8.25                    6.255                    7.32
     7/1/2005             9/30/2005               11.23                    7.275                   10.965
    10/1/2005            12/30/2005               11.4875                  9.1738                  10.285

     1/1/2006             3/31/2006               12.8975                 10.395                   12.1325
     4/1/2006             6/30/2006               14.55                    9.815                   12.02
     7/1/2006             9/29/2006               12.27                    9.58                    10.78
    10/1/2006            12/29/2006               15.23                   10.34                    14.87

     1/1/2007             3/31/2007               19.025                  13.53                    18.495
     4/1/2007             6/30/2007               23.855                  18.435                   22.275
     7/1/2007             9/30/2007               34.61                   17                       33.93
    10/1/2007            11/26/2007               38.32                   30.10                    31


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Whole Foods Market Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock        Reference Stock           the Reference
       Date                 Date                   in($)                  in($)                 Stock in ($)
       ----                 ----                   -----                  -----                 ------------
     1/1/2004             3/31/2004                39.62                  32.96                    37.475
     4/1/2004             6/30/2004                47.845                 36.75                    47.725
     7/1/2004             9/30/2004                48.37                  36.605                   42.895
    10/1/2004            12/31/2004                48.74                  39.515                   47.675

     1/1/2005             3/31/2005                53.39                  44.14                    51.065
     4/1/2005             6/30/2005                61.46                  48                       59.105
     7/1/2005             9/30/2005                69.845                 58.5                     67.225
    10/1/2005            12/30/2005                79.9                   61.3                     77.39

     1/1/2006             3/31/2006                78.27                  58.87                    66.44
     4/1/2006             6/30/2006                74                     59.42                    64.64
     7/1/2006             9/29/2006                65.49                  46.91                    59.43
    10/1/2006            12/29/2006                66.25                  45.56                    46.93

     1/1/2007             3/31/2007                52.43                  42.13                    44.85
     4/1/2007             6/30/2007                48.06                  37.96                    38.3
     7/1/2007             9/30/2007                49.49                  36                       48.96
    10/1/2007            11/26/2007                53.65                  39.88                    40.54


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Weyerhaeuser Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock        Reference Stock           the Reference
       Date                 Date                   in($)                  in($)                 Stock in ($)
       ----                 ----                   -----                  -----                 ------------
     1/1/2004             3/31/2004                67.37                  59.75                    65.5
     4/1/2004             6/30/2004                68.05                  55.06                    63.12
     7/1/2004             9/30/2004                66.5                   57.9                     66.48
    10/1/2004            12/31/2004                68.59                  59.59                    67.22

     1/1/2005             3/31/2005                69.85                  61.8                     68.5
     4/1/2005             6/30/2005                71.85                  61.77                    63.65
     7/1/2005             9/30/2005                69.96                  62.77                    68.75
    10/1/2005            12/30/2005                68.47                  60.62                    66.34

     1/1/2006             3/31/2006                74.5                   65.85                    72.43
     4/1/2006             6/30/2006                75.5                   56.63                    62.25
     7/1/2006             9/29/2006                63.52                  54.25                    61.53
    10/1/2006            12/29/2006                75.5                   60.25                    70.65

     1/1/2007             3/31/2007                87.09                  70.71                    74.74
     4/1/2007             6/30/2007                84.85                  74.17                    78.93
     7/1/2007             9/30/2007                84.287                 59.67                    72.3
    10/1/2007            11/26/2007                76.99                  66.68                    68.02


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Bucyrus International Inc. (CI A)
                                    (04 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock        Reference Stock           the Reference
       Date                 Date                   in($)                  in($)                 Stock in ($)
       ----                 ----                   -----                  -----                 ------------
     1/1/2004             3/31/2004                 N/A                    N/A                      N/A
     4/1/2004             6/30/2004                 N/A                    N/A                      N/A
     7/1/2004             9/30/2004               23.6333                 12                       22.4
    10/1/2004            12/31/2004               28.1867                 17.9067                  27.0933

     1/1/2005             3/31/2005               31.1667                 23.1267                  26.04
     4/1/2005             6/30/2005               26.5                    21.0667                  25.32
     7/1/2005             9/30/2005               32.9733                 23.2733                  32.7533
    10/1/2005            12/30/2005               36.1667                 25.48                    35.1333

     1/1/2006             3/31/2006               49.4                    34.5867                  48.19
     4/1/2006             6/30/2006               60.71                   37.73                    50.5
     7/1/2006             9/29/2006               53.41                   38.56                    42.42
    10/1/2006            12/29/2006               52.12                   39.87                    51.76

     1/1/2007             3/31/2007               58.44                   44.63                    51.5
     4/1/2007             6/30/2007               73.19                   50.4                     70.78
     7/1/2007             9/30/2007               79.77                   56.7                     72.93
    10/1/2007            11/26/2007               88.60                   70.39                    87.69


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        iShares MSCI Hong Kong Index Fund
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock        Reference Stock           the Reference
       Date                 Date                   in($)                  in($)                 Stock in ($)
       ----                 ----                   -----                  -----                 ------------
     1/1/2004             3/31/2004                11.6                   10.01                    10.6
     4/1/2004             6/30/2004                11.33                   8.71                    10.13
     7/1/2004             9/30/2004                11.76                   9.81                    11.12
    10/1/2004            12/31/2004                12.5                   10.77                    12.09

     1/1/2005             3/31/2005                12.16                  11.16                    11.51
     4/1/2005             6/30/2005                12.57                  11.42                    12.42
     7/1/2005             9/30/2005                13.64                  12.17                    13.58
    10/1/2005            12/30/2005                13.58                  12.2                     12.62

     1/1/2006             3/31/2006                13.94                  12.63                    13.49
     4/1/2006             6/30/2006                14.77                  12.4                     13.52
     7/1/2006             9/29/2006                14.97                  13.02                    14.12
    10/1/2006            12/29/2006                16.65                  13.9                     16

     1/1/2007             3/31/2007                17.07                  14.6                     16.06
     4/1/2007             6/30/2007                17.46                  16.1                     17.02
     7/1/2007             9/30/2007                21.28                  15.21                    21.03
    10/1/2007            11/26/2007                24.29                  20                       20.42


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              SunPower Corp. (CI A)
                                    (06 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock        Reference Stock           the Reference
       Date                 Date                   in($)                  in($)                 Stock in ($)
       ----                 ----                   -----                  -----                 ------------
     1/1/2004             3/31/2004                 N/A                    N/A                       N/A
     4/1/2004             6/30/2004                 N/A                    N/A                       N/A
     7/1/2004             9/30/2004                 N/A                    N/A                       N/A
    10/1/2004            12/31/2004                 N/A                    N/A                       N/A

     1/1/2005             3/31/2005                 N/A                    N/A                       N/A
     4/1/2005             6/30/2005                 N/A                    N/A                       N/A
     7/1/2005             9/30/2005                 N/A                    N/A                       N/A
    10/1/2005            12/30/2005                34.75                  18                        33.99

     1/1/2006             3/31/2006                45.09                  29.08                     38.16
     4/1/2006             6/30/2006                42                     24.6                      28.02
     7/1/2006             9/29/2006                34.25                  23.75                     27.74
    10/1/2006            12/29/2006                40                     26.35                     37.17

     1/1/2007             3/31/2007                48.11                  35.4                      45.5
     4/1/2007             6/30/2007                65.55                  45.84                     63.05
     7/1/2007             9/30/2007                86.93                  59.64                     82.82
    10/1/2007            11/26/2007               164.49                  81.50                    108


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  NVIDIA Corp.
                                    (99 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock        Reference Stock           the Reference
       Date                 Date                   in($)                  in($)                 Stock in ($)
       ----                 ----                   -----                  -----                 ------------
     1/1/2004             3/31/2004                8.8933                  6.8773                   8.8
     4/1/2004             6/30/2004                9.1167                  6.4267                   6.8233
     7/1/2004             9/30/2004                6.91                    3.1                      4.84
    10/1/2004            12/31/2004                8.32                    4.36                     7.8533

     1/1/2005             3/31/2005                9.8667                  6.82                     7.92
     4/1/2005             6/30/2005                9.7967                  6.9733                   8.9067
     7/1/2005             9/30/2005               11.53                    8.4733                  11.4267
    10/1/2005            12/30/2005               12.8333                 10.17                    12.1867

     1/1/2006             3/31/2006               19.41                   12.2167                  19.0867
     4/1/2006             6/30/2006               21.2533                 12.7467                  14.1933
     7/1/2006             9/29/2006               20.8333                 11.4467                  19.7267
    10/1/2006            12/29/2006               25.9733                 18.4467                  24.6733

     1/1/2007             3/31/2007               25.0133                 18.6933                  19.1867
     4/1/2007             6/30/2007               29.2467                 18.8533                  27.54
     7/1/2007             9/30/2007               37.2                    27                       36.24
    10/1/2007            11/26/2007               39.67                   29.11                    29.52


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Energy Conversion Devices Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock        Reference Stock           the Reference
       Date                 Date                   in($)                  in($)                 Stock in ($)
       ----                 ----                   -----                  -----                 ------------
     1/1/2004             3/31/2004                10                      6.75                     9.79
     4/1/2004             6/30/2004                13.35                   9.7575                  11.26
     7/1/2004             9/30/2004                14.89                   9.62                    13.26
    10/1/2004            12/31/2004                23.45                   12.5                    19.32

     1/1/2005             3/31/2005                23.42                  15.639                   22.73
     4/1/2005             6/30/2005                26.2                   16.27                    22.38
     7/1/2005             9/30/2005                46.44                  22.31                    44.88
    10/1/2005            12/30/2005                46.878                 28.76                    40.75

     1/1/2006             3/31/2006                57.84                  39.81                    49.18
     4/1/2006             6/30/2006                56                     31.31                    36.43
     7/1/2006             9/29/2006                38.98                  29.03                    37.04
    10/1/2006            12/29/2006                41.07                  33.8                     33.98

     1/1/2007             3/31/2007                37.24                  27.21                    34.94
     4/1/2007             6/30/2007                40.1                   29.26                    30.82
     7/1/2007             9/30/2007                36                     22.26                    22.72
    10/1/2007            11/26/2007                32.09                  22.901                   25.14


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Intuitive Surgical Inc.
                                    (01 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock        Reference Stock           the Reference
       Date                 Date                   in($)                  in($)                 Stock in ($)
       ----                 ----                   -----                  -----                 ------------
     1/1/2004             3/31/2004                19.48                   16.25                    16.97
     4/1/2004             6/30/2004                19.1                    15.08                    19
     7/1/2004             9/30/2004                28.25                   17.61                    24.75
    10/1/2004            12/31/2004                40.6                    21.12                    40.02

     1/1/2005             3/31/2005                49.43                   35.69                    45.47
     4/1/2005             6/30/2005                53.1                    40.15                    46.64
     7/1/2005             9/30/2005                79.42                   46.4                     73.29
    10/1/2005            12/30/2005               124.7899                 63.77                   117.27

     1/1/2006             3/31/2006               139.5                    85.63                   118
     4/1/2006             6/30/2006               132                      97.08                   115
     7/1/2006             9/29/2006               123.88                   90.4                    105.45
    10/1/2006            12/29/2006               118.72                   93.92                    95.9

     1/1/2007             3/31/2007               125                      86.2                    121.57
     4/1/2007             6/30/2007               146.2                   120.54                   138.77
     7/1/2007             9/30/2007               235.4                   138.31                   230
    10/1/2007            11/26/2007               339.63                  229.70                   283.41


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Yahoo! Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock        Reference Stock           the Reference
       Date                 Date                   in($)                  in($)                 Stock in ($)
       ----                 ----                   -----                  -----                 ------------
     1/1/2004             3/31/2004                25.205                 20.57                    24.235
     4/1/2004             6/30/2004                36.51                  23.945                   36.4
     7/1/2004             9/30/2004                35.34                  25.52                    33.91
    10/1/2004            12/31/2004                39.79                  33.6                     37.68

     1/1/2005             3/31/2005                38.9                   30.3                     33.9
     4/1/2005             6/30/2005                38.95                  32.29                    34.65
     7/1/2005             9/30/2005                38.02                  31.6                     33.84
    10/1/2005            12/30/2005                43.45                  32.77                    39.18

     1/1/2006             3/31/2006                43.66                  29.75                    32.26
     4/1/2006             6/30/2006                34.09                  28.6                     33
     7/1/2006             9/29/2006                33.74                  24.6                     25.28
    10/1/2006            12/29/2006                28.56                  22.65                    25.54

     1/1/2007             3/31/2007                32.84                  25.26                    31.29
     4/1/2007             6/30/2007                33.61                  26.61                    27.13
     7/1/2007             9/30/2007                27.8                   22.27                    26.8425
    10/1/2007            11/26/2007                34.08                  24.69                    25.22


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           National Oilwell Varco Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock        Reference Stock           the Reference
       Date                 Date                   in($)                  in($)                 Stock in ($)
       ----                 ----                   -----                  -----                 ------------
     1/1/2004             3/31/2004               15.54                   10.83                    14.14
     4/1/2004             6/30/2004               15.87                   12.71                    15.745
     7/1/2004             9/30/2004               17.24                   13.97                    16.43
    10/1/2004            12/31/2004               18.69                   15.77                    17.645

     1/1/2005             3/31/2005               25.25                   16.54                    23.35
     4/1/2005             6/30/2005               24.615                  19.635                   23.77
     7/1/2005             9/30/2005               34.165                  23.105                   32.9
    10/1/2005            12/30/2005               33.7                    26.575                   31.35

     1/1/2006             3/31/2006               38.8                    27.89                    32.06
     4/1/2006             6/30/2006               36.495                  28.16                    31.66
     7/1/2006             9/29/2006               34.325                  27.435                   29.275
    10/1/2006            12/29/2006               34.3                    25.81                    30.59

     1/1/2007             3/31/2007               39.64                   26.875                   38.895
     4/1/2007             6/30/2007               54.785                  38.275                   52.12
     7/1/2007             9/30/2007               75.045                  48.905                   72.25
    10/1/2007            11/26/2007               82                      61.05                    66.91


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about November 30, 2007, which is the fourth (4th) business day following the Pricing Date (this settlement cycle being referred to as "T+4"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated March 6, 2007, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                   $15,085,000




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                November 26, 2007